UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 5, 2011
ALKERMES PLC
(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Treasury Building, Lower Grand Canal Street
Dublin 2, Ireland
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): 011-353-1-709-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 5, 2011, the Compensation Committee of the Board of Directors (the “Committee”) of Alkermes plc ( “the Company”) modified the performance pay range and target performance pay for Richard F. Pops, the Company’s Chief Executive Officer and Chairman of the Board of Directors, under the Fiscal 2012 Alkermes plc Affiliated Company Reporting Officer Performance Pay Plan to a performance pay range of between 0% and 200% and a target performance pay of 100% of base salary for performance during fiscal 2012. Mr. Pops’ performance pay range had been established at 0 to 150% of base salary and his target performance pay at 75% of base salary for that period. The Committee modified the performance pay range and target performance pay based on comparable market data that had recently been updated by the external compensation consultant for the Committee and on the recommendation of the Company’s external compensation consultant.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2011	ALKERMES PLC
	By:	/s/ James M. Frates
James M. Frates
Chief Financial Officer